Exhibit 99.1
FOR IMMEDIATE RELEASE

February 26, 2008
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports Fourth Quarter and Year End 2007 Results
Increases 2008 Dividend 3% to $2.72
Toledo, Ohio, February 26, 2008 ............... Health Care REIT, Inc. (NYSE:HCN) today announced operating results for its fourth quarter and year ended December 31, 2007.
“During 2007, Health Care REIT successfully leveraged its platform and infrastructure to generate a 9% total return for our stockholders in a year where the Morgan Stanley REIT index total return declined nearly 17%,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “The benefits of our improved platform were demonstrated through $1.2 billion of gross investments, an increase in our line of credit to $1.15 billion, ratings upgrades from Moody’s and Fitch, and the company’s inclusion in the S&P Midcap 400. We look forward to 2008 as we continue to apply our disciplined relationship financing approach across the broad spectrum of health care real estate.”
2007 Highlights.
•	Generated 2007 total stockholder return of 9%

•	Completed net new investments totaling $1.1 billion

•	Reported 2007 normalized FFO growth of 6% per share

•	Received debt upgrade to Baa2 from Moody’s Investors Service

•	Received debt upgrade to BBB from Fitch Ratings

•	Raised $894 million of capital through three transactions and DRIP

•	Expanded and extended unsecured lines of credit to $1.15 billion

•	Added to Standard & Poor’s MidCap 400 Index
Key Performance Indicators.

	4Q07	4Q06	Change	2007	2006	Change
Net income available to common stockholders (NICS) per diluted share	$0.52	$0.27	93%	$1.46	$1.31	11%
Normalized FFO per diluted share	$0.80	$0.77	4%	$3.12	$2.95	6%
Normalized FAD per diluted share	$0.75	$0.74	1%	$2.92	$2.85	2%
Dividends per common share (1)	$0.66	$0.64	3%	$2.62	$2.54	3%
Normalized FFO Payout Ratio	83%	83%		84%	86%
Normalized FAD Payout Ratio	88%	86%		90%	89%

(1)	The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been excluded from 4Q06 and 2006 and included in 2007.

February 26, 2008
4Q07 Earnings Release
4Q07 Earnings. The company generated FFO of $0.86 per diluted share for the quarter ended December 31, 2007. This was due in part to the benefit of $3,900,000 of income related to the payoff of a warrant equity investment and $1,081,000 of a debt extinguishment gain. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	4Q07	4Q06	Change	4Q07	4Q06	Change	4Q07	4Q06	Change
Per diluted share	$0.52	$0.27	93%	$0.86	$0.69	25%	$0.89	$0.72	24%
Includes impact of:
Gain (loss) on sales of real property (1)	$0.14	$(0.02)
Merger-related expenses (2)		$(0.08)			$(0.08)			$(0.08)
Debt extinguishment gain (3)	$0.01			$0.01			$0.01
Additional other income (4)	$0.05			$0.05			$0.05
Cash receipts — prepaid/straight-line rent (5)							$0.08	$0.07
Per diluted share — normalized (a)				$0.80	$0.77	4%	$0.75	$0.74	1%

(a)	Amounts may not sum due to rounding

(1)	$11,662,000 of gains and $1,324,000 of losses for 4Q07 and 4Q06, respectively.

(2)	$5,213,000 of merger-related expenses for 4Q06.

(3)	$1,081,000 of gains on extinguishment of debt for 4Q07.

(4)	$3,900,000 of additional other income for 4Q07.

(5)	$6,678,000 and $4,285,000 of receipts for 4Q07 and 4Q06, respectively.
2007 Year End Earnings. The company generated FFO of $3.16 per diluted share for the year ended December 31, 2007. This was due in part to the benefit of $3,900,000 of income related to the payoff of a warrant equity investment and $1,081,000 of a debt extinguishment gain, partially offset by $1,750,000 of one-time acquisition finders’ fees. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	2007	2006	Change	2007	2006	Change	2007	2006	Change
Per diluted share	$1.46	$1.31	11%	$3.16	$2.86	10%	$3.18	$3.09	3%
Includes impact of:
Gain (loss) on sales of real property (1)	$0.18	$0.02
One-time acquisition finders’ fees (2)	$(0.02)			$(0.02)			$(0.02)
Merger-related expenses (3)		$(0.08)			$(0.08)			$(0.08)
Debt extinguishment gain (4)	$0.01			$0.01			$0.01
Additional other income (5)	$0.05			$0.05			$0.05
Cash receipts — prepaid/straight-line rent (6)							$0.22	$0.33
Per diluted share — normalized (a)				$3.12	$2.95	6%	$2.92	$2.85	2%

(a)	Amounts may not sum due to rounding

(1)	$14,437,000 and $1,267,000 of gains for 2007 and 2006, respectively.

(2)	$1,750,000 of one-time acquisition finders’ fees for 2007.

(3)	$5,213,000 of merger-related expenses for 2006.

(4)	$1,081,000 of gains on extinguishment of debt for 2007.

(5)	$3,900,000 of additional other income for 2007.

(6)	$17,469,000 and $20,561,000 of receipts for 2007 and 2006, respectively.
Dividends for Fourth Quarter 2007. As previously announced, the Board of Directors declared a dividend for the quarter ended December 31, 2007 of $0.66 per share, as compared to $0.64 per share for the same period in 2006. The dividend was paid on February 20, 2008 and was the company’s 147th consecutive dividend payment.

February 26, 2008
4Q07 Earnings Release
Dividends for 2008. The Board of Directors approved a new quarterly dividend rate of $0.68 per share per quarter ($2.72 per share annually), commencing with the May 2008 dividend. This represents a 3% increase from the $0.66 per share rate during 2007. The company’s dividend policy is reviewed annually during the Board of Directors’ January planning session. The declaration and payment of quarterly dividends remains subject to the review and approval of the Board of Directors.
Outlook for 2008. The company is introducing its 2008 guidance and expects to report net income available to common stockholders in a range of $1.55 to $1.65 per diluted share, FFO in a range of $3.27 to $3.37 per diluted share and FAD in a range of $3.01 to $3.11 per diluted share. In preparing its guidance, the company made the following assumptions:
•	Gross investments of $900 million to $1.2 billion, including acquisitions of $500 to $700 million at average initial yields of 7.75% to 8.25%.

•	Gross investments include funded new development of $400 to $500 million with the investment balance capitalized at the company’s average cost of debt (approximately 6.0%) and recorded as a reduction in interest expense until completion.

•	Dispositions of $100 to $200 million at average yields of 9.25% to 9.75%.

•	Net investments of $700 million to $1.1 billion.

•	General and administrative expenses of $40 to $42 million for the full year 2008.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see Exhibit 16 for a reconciliation of the outlook for net income available to common stockholders to FFO and FAD.
Conference Call Information. The company has scheduled a conference call on Wednesday, February 27, 2008 at 9:00 a.m. Eastern Time to discuss its fourth quarter and year end 2007 results, industry trends, portfolio performance and outlook for 2008. Telephone access will be available by dialing 866-293-8968 or 913-312-1457 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through March 12, 2008. To access the rebroadcast, dial 888-203-1112 or 719-457-0820 (international). The conference ID number is 5848761. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites. This earnings release is posted on the company’s website under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income available to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, rental income related to above/below market leases and amortization of deferred loan expenses and less cash used to fund capital expenditures, tenant improvements

February 26, 2008
4Q07 Earnings Release
and lease commissions. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.
EBITDA stands for earnings before interest, taxes, depreciation and amortization. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. Adjusted EBITDA represents EBITDA as adjusted for stock-based compensation expenses and the provision for loan losses pursuant to covenant provisions of our unsecured lines of credit arrangements. The company primarily utilizes EBITDA to measure its interest coverage ratio, which represents EBITDA divided by total interest, and its fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred stock dividends.
Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of its properties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of its properties.
The company’s supplemental reporting measures are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the exhibits for reconciliations of the supplemental reporting measures.
About Health Care REIT.
Health Care REIT, Inc., with headquarters in Toledo, Ohio, is an equity real estate investment trust that invests across the full spectrum of senior housing and health care real estate, including independent living/continuing care retirement communities, assisted living facilities, skilled nursing facilities, hospitals, long-term acute care hospitals and medical office buildings. Founded in 1970, the company was the first real estate investment trust to invest exclusively in health care facilities. The company also offers a full array of property management and development services. As of December 31, 2007, the company’s broadly diversified portfolio consisted of 638 properties in 38 states. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its occupancy rates; its ability to acquire or develop properties; its ability to manage properties; its ability to enter into agreements with new viable tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or

February 26, 2008
4Q07 Earnings Release
similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies; operators’ and tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators or tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with a profitable result; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; the company’s ability to re-lease space at similar rates as vacancies occur; operator or tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates; liability or contract claims by or against operators and tenants; unanticipated difficulties and/or expenditures relating to future acquisitions and the integration of multi-property acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
FINANCIAL SCHEDULES FOLLOW
#####

February 26, 2008
4Q07 Earnings Release
HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	December 31,
	2007	2006
Assets
Real estate investments:
Real property owned
Land and land improvements	$447,029	$386,693
Buildings and improvements	4,224,955	3,659,065
Acquired lease intangibles	131,312	84,082
Real property held for sale, net of accumulated depreciation	0	14,796
Construction in progress	313,709	138,222

	5,117,005	4,282,858
Less accumulated depreciation and intangible amortization	(478,373)	(347,007)

Total real property owned	4,638,632	3,935,851
Loans receivable	381,394	194,448
Less allowance for losses on loans receivable	(7,406)	(7,406)

	373,988	187,042

Net real estate investments	5,012,620	4,122,893

Other assets:
Equity investments	1,408	4,700
Deferred loan expenses	30,499	20,657
Cash and cash equivalents	30,269	36,216
Receivables and other assets	139,060	96,144

	201,236	157,717

Total assets	$5,213,856	$4,280,610

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$307,000	$225,000
Senior unsecured notes	1,890,192	1,541,814
Secured debt	507,476	378,972
Liability to subsidiary trust issuing preferred securities	0	52,215
Accrued expenses and other liabilities	95,145	101,588

Total liabilities	2,799,813	2,299,589
Minority interests	9,687	2,228
Stockholders’ equity:
Preferred stock	330,243	338,993
Common stock	85,412	73,152
Capital in excess of par value	2,370,037	1,873,811
Treasury stock	(3,952)	(2,866)
Cumulative net income	1,074,255	932,853
Cumulative dividends	(1,446,959)	(1,238,860)
Accumulated other comprehensive income	(7,381)	(135)
Other equity	2,701	1,845

Total stockholders’ equity	2,404,356	1,978,793

Total liabilities and stockholders’ equity	$5,213,856	$4,280,610

February 26, 2008
4Q07 Earnings Release
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues:
Rental income	$119,282	$78,841	$450,164	$290,696
Interest income	8,151	5,651	25,823	18,829
Other income	6,099	876	10,035	3,924

Gross revenues	133,532	85,368	486,022	313,449

Expenses:
Interest expense	35,466	24,399	134,680	92,436
Property operating expenses	11,224	1,115	37,475	1,115
Depreciation and amortization	39,444	23,727	145,893	88,433
General and administrative expenses	9,349	10,220	37,653	26,004
Loan expense	1,971	1,056	5,977	3,255
Loss (gain) on extinguishment of debt	(1,081)	0	(1,081)	0
Provision for loan losses	0	250	0	1,000

Total expenses	96,373	60,767	360,597	212,243

Income from continuing operations before minority interests	37,159	24,601	125,425	101,206

Minority interests	169	(13)	(238)	(13)

Income from continuing operations	37,328	24,588	125,187	101,193

Discontinued operations:
Gain (loss) on sales of properties	11,662	(1,324)	14,437	1,267
Income (loss) from discontinued operations, net	(43)	(306)	1,778	290

	11,619	(1,630)	16,215	1,557

Net income	48,947	22,958	141,402	102,750

Preferred dividends	6,179	5,464	25,130	21,463

Net income available to common stockholders	$42,768	$17,494	$116,272	$81,287

Average number of common shares outstanding:
Basic	82,346	64,277	78,861	61,661
Diluted	82,784	64,687	79,409	62,045
Net income available to common stockholders per share:
Basic	$0.52	$0.27	$1.47	$1.32
Diluted	0.52	0.27	1.46	1.31

Common dividends per share	$0.66	$0.9809	$2.2791	$2.8809

February 26, 2008
4Q07 Earnings Release
HEALTH CARE REIT, INC.
Financial Supplement – December 31, 2007
Exhibit 1
Portfolio Composition
($000’s except Investment per Bed/Unit/Sq. Ft.)

	# Properties	Balance	% Balance

Balance Sheet Data
Real Property	601	$4,638,632	92%
Loans Receivable (1)	37	381,394	8%

Totals	638	$5,020,026	100%

	# Properties	Investment	% Investment

Investment Balances
Independent/CCRCs	62	$777,349	15%
Assisted Living Facilities	206	1,043,467	21%
Skilled Nursing Facilities	227	1,592,035	32%
Medical Office Buildings	121	1,248,264	25%
Specialty Care Facilities	22	358,911	7%

Totals	638	$5,020,026	100%

		# Beds/Units		Committed	Investment
	# Properties	or Sq. Ft.		Balance (2)	per metric

Committed Investments
Independent/CCRCs	62	7,509	units	$1,183,148	$157,564	unit
Assisted Living Facilities	206	12,750	units	1,250,603	98,087	unit
Skilled Nursing Facilities	227	30,647	beds	1,616,688	52,752	bed
Medical Office Buildings	121	5,032,333	sq. ft.	1,387,622	276	sq. ft.
Specialty Care Facilities	22	1,541	beds	382,662	248,321	bed

Totals	638	-na-		$5,820,723	-na-

Notes:	(1)	Includes $799,000 of loans on non-accrual.

	(2)	Committed Balance includes gross real estate investments and unfunded construction commitments for which initial funding had commenced.

Selected Facility Data	Exhibit 2

					Coverage Data
		% Payor Mix - Revenues			Before	After
	Census	Private	Medicare	Medicaid	Mgt. Fees	Mgt. Fees

Independent/CCRCs	93%	96%	3%	1%	1.47x	1.26x
Assisted Living Facilities	89%	85%	0%	15%	1.57x	1.35x
Skilled Nursing Facilities	85%	19%	28%	53%	2.25x	1.65x
Medical Office Buildings	90%	100%	0%	0%	-na-	-na-
Specialty Care Facilities	56%	24%	60%	16%	2.72x	2.16x

Weighted Averages					1.99x	1.55x
Notes: Data as of September 30, 2007. Payor mix represents percentage of facility/operator revenues.

February 26, 2008
4Q07 Earnings Release

Investment Concentrations ($000’s)	Exhibit 3

	# Properties	Investment	% Investment
Concentration by Customer
Emeritus Corporation	50	$355,147	7%
Signature Healthcare LLC	34	325,744	6%
Brookdale Senior Living, Inc.	84	258,990	5%
Life Care Centers of America, Inc.	25	255,168	5%
Senior Living Communities, LLC	8	187,437	4%
Remaining portfolio	437	3,637,540	73%

Totals	638	$5,020,026	100%

	# Properties	Investment	% Investment
Concentration by Region
South	384	$2,675,763	53%
West	91	942,132	19%
Midwest	81	758,019	15%
Northeast	82	644,112	13%

Totals	638	$5,020,026	100%

	# Properties	Investment	% Investment
Concentration by State
Florida	89	$773,069	15%
Texas	85	631,267	13%
Massachusetts	38	346,977	7%
California	24	340,845	7%
Tennessee	33	307,672	6%
Remaining portfolio	369	2,620,196	52%

Totals	638	$5,020,026	100%

NOI Reconciliation ($000’s)	Exhibit 4

	Total		Property Operating		Net Operating
	Revenues (1)		Expenses		Income
Current Quarter
Independent/CCRCs	$12,443	9%			$12,443	10%
Assisted Living Facilities	28,646	21%			28,646	23%
Skilled Nursing Facilities	41,025	31%			41,025	33%
Medical Office Buildings	31,482	23%	$11,133	99%	20,349	17%
Specialty Care Facilities	6,904	5%	91	1%	6,813	6%
Interest income	8,151	6%			8,151	7%
Other income	5,602	5%			5,602	4%

Totals	$134,253	100%	$11,224	100%	$123,029	100%

Year-To-Date
Independent/CCRCs	$45,502	9%			$45,502	10%
Assisted Living Facilities	114,961	23%			114,961	25%
Skilled Nursing Facilities	159,033	32%			159,033	35%
Medical Office Buildings	112,814	23%	$37,177	99%	75,637	17%
Specialty Care Facilities	25,484	5%	298	1%	25,186	6%
Interest income	25,823	5%			25,823	6%
Other income	9,538	3%			9,538	1%

Totals	$493,155	100%	$37,475	100%	$455,680	100%
Notes: (1) Total revenues include gross revenues and revenues from discontinued operations.

February 26, 2008
4Q07 Earnings Release

Revenue Maturities ($000’s)	Exhibit 5

	Investment Properties	Operating Properties	Interest	Total
Year	Rental Income (1)	Rental Income (1)	Income (1)	Revenues	% of Total

2008	$437	$12,863	$4,133	$17,433	4%
2009	930	7,497	3,487	11,914	2%
2010	578	9,701	2,447	12,726	3%
2011	6,921	8,457	1,584	16,962	4%
2012	16,048	10,378	2,442	28,868	6%
Thereafter	321,830	44,563	25,080	391,473	81%

Totals	$346,744	$93,459	$39,173	$479,376	100%

Notes:	(1)	Annualized revenue impact by year. Reflects contract rate of interest for loans, annual straight-line rent for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectibility reserves if applicable.

Debt Maturities and Principal Payments ($000’s)	Exhibit 6

Year	Line of Credit	Senior Notes (1)	Secured Debt (1)	Total

2008	$0	$42,330	$27,941	$70,271
2009	0	0	53,752	53,752
2010	0	0	15,480	15,480
2011	307,000	0	52,641	359,641
2012	0	250,000	21,841	271,841
2013	0	300,000	54,780	354,780
2014	0	0	123,399	123,399
Thereafter	0	1,295,000	157,139	1,452,139

Totals	$307,000	$1,887,330	$506,973	$2,701,303

Notes:(1)	Amounts above represent principal amounts due and do not reflect unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

Fill-Up Concentrations ($000’s)	Exhibit 7

			Investment
	# Properties	# Beds/Units	Balance	% Investment
Facility Type
Independent/CCRCs	10	1,585	$222,345	4%
Assisted Living Facilities	20	1,206	173,658	3%
Skilled Nursing Facilities	6	752	58,268	1%
Specialty Care Facilities	3	124	50,678	1%

Totals	39	3,667	$504,949	10%

		Average Months
	# Properties	in Operation	Revenues (1)	% Revenues
Occupancy
0% - 50%	11	5	$2,844	2%
50% - 70%	6	9	1,578	1%
70% +	22	16	6,716	5%

Totals	39	12	$11,138	8%

Notes: (1) Revenues include gross revenues and revenues from discontinued operations for the three months ended December 31, 2007.

February 26, 2008
4Q07 Earnings Release

Investment Activity ($000’s)	Exhibit 8

	Three Months Ended		Year Ended
	December 31, 2007		December 31, 2007

Funding by Investment Type
Real Property	$183,111	62%	$952,320	80%
Loans Receivable	114,555	38%	237,152	20%

Totals	$297,666	100%	$1,189,472	100%

Funding by Facility Type
Independent/CCRCs	$72,525	24%	$240,975	20%
Assisted Living Facilities	45,345	15%	118,242	10%
Skilled Nursing Facilities	125,547	42%	319,460	27%
Medical Office Buildings	35,248	12%	411,100	35%
Specialty Care Facilities	19,001	7%	99,695	8%

Totals	$297,666	100%	$1,189,472	100%

Development Activity ($000’s)	Exhibit 9

	Balance at	2007 YTD	2007 YTD	Balance at	Committed
Facility Type	December 31, 2006	Fundings	Conversions	December 31, 2007	Balances
Independent/CCRCs	$61,709	$154,648	$(25,090)	$191,267	$638,785
Assisted Living Facilities	55,197	55,929	(56,599)	54,527	217,962
Skilled Nursing Facilities	14,852	21,924	(16,568)	20,208	46,843
Medical Office Buildings	0	14,688	0	14,688	154,046
Specialty Care Facilities	6,464	60,326	(33,771)	33,019	56,770

Totals	$138,222	$307,515	$(132,028)	$313,709	$1,114,406
Development Funding Projections for Existing Projects ($000’s)

			Projected Future Fundings
		# Beds/Units	2008	Fundings	Unfunded
Facility Type	Projects	or Sq. Ft.	Fundings	Thereafter	Commitments
Independent/CCRCs	16	2,426	$252,199	$195,319	$447,518
Assisted Living Facilities	13	1,223	114,929	48,506	163,435
Skilled Nursing Facilities	3	313	23,632	3,003	26,635
Medical Office Buildings	2	459,260	33,453	105,905	139,358
Specialty Care Facilities	3	146	15,968	7,783	23,751

Totals	37		$440,181	$360,516	$800,697
Project Conversion Projections ($000’s)

2007 Quarterly Conversions			Annual Projections
		Projected Average			Projected Average
Quarter	Amount	Initial Yields (1)	Year	Amount	Initial Yields (1)
1Q07 actual	$6,923	9.06%	2008 projected	$360,447	9.12%
2Q07 actual	67,539	9.36%	2009 projected	400,350	8.70%
3Q07 actual	23,411	9.36%	2010 projected	326,939	9.37%
4Q07 actual	34,155	9.81%	2011+ projected	26,670	10.58%

Totals	$132,028	9.46%	Totals	$1,114,406	9.08%

Notes:	All amounts include both cash advances and non-cash additions such as capitalized interest. (1) Actual initial yields may be higher if the underlying market rates increase.

February 26, 2008
4Q07 Earnings Release

Disposition Activity ($000’s)	Exhibit 10

	Three Months Ended		Year Ended
	December 31, 2007		December 31, 2007

Dispositions by Investment Type
Real Property	$20,711	84%	$83,877	67%
Loans Receivable	3,934	16%	42,028	33%

Totals	$24,645	100%	$125,905	100%

Dispositions by Facility Type
Assisted Living Facilities	$1,563	6%	$70,030	56%
Skilled Nursing Facilities	17,737	72%	33,343	26%
Independent/CCRCs	5,345	22%	22,532	18%

Totals	$24,645	100%	$125,905	100%

Discontinued Operations ($000’s)	Exhibit 11

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues
Rental income	$721	$2,838	$7,133	$14,939

Expenses
Interest expense	127	836	1,622	4,398
Depreciation and amortization	637	1,918	3,733	9,131
General and administrative	0	390	0	1,120

Income (loss) from discontinued operations, net	$(43)	$(306)	$1,778	$290

Exhibit 12

Current Capitalization ($000’s except share price)			Leverage & Performance Ratios
	Balance	% Balance

Borrowings Under Bank Lines	$ 307,000	6%	Debt/Total Book Cap	53%
Long-Term Debt Obligations	2,397,668	47%	Debt/Undepreciated Book Cap	48%
Stockholders’ Equity	2,404,356	47%	Debt/Total Market Cap	39%

Total Book Capitalization	$5,109,024	100%
			Interest Coverage	3.17x 3rd Qtr.

Common Shares Outstanding (000’s)	85,496			2.91x YTD
Period-End Share Price	$44.69		Interest Coverage-adjusted	3.17x 3rd Qtr.

Common Stock Market Value	$3,820,816	56%		2.95x YTD
Preferred Stock	330,243	5%	Fixed Charge Coverage	2.62x3rd Qtr.
Borrowings Under Bank Lines	307,000	4%		2.38xYTD
Long-Term Debt Obligations	2,397,668	35%	Fixed Charge Coverage-adjusted	2.63x 3rd Qtr.

Total Market Capitalization	$6,855,727	100%		2.42x YTD

4Q07 Earnings Release	February 26, 2008

EBITDA Reconciliation ($000’s)	Exhibit 13

	Three Months Ended				Year Ended
	December 31,				December 31,
	2007		2006		2007		2006
Net income	$48,947		$22,958		$141,402		$102,750
Interest expense (1)	35,593		25,235		136,302		96,834
Tax expense (benefit)	269		0		188		82
Depreciation and amortization (1)	40,081		25,645		149,626		97,564
Amortization of deferred loan expenses	1,971		1,056		5,977		3,255

EBITDA	126,861		74,894		433,495		300,485
Stock-based compensation expense	1,298		2,789		7,050		6,980
Provision for loan losses	0		250		0		1,000
Loss/(gain) on extinguishment of debt	(1,081)		0		(1,081)		0

EBITDA — adjusted	$127,078		$77,933		$439,464		$308,465

Interest Coverage Ratio
Interest expense (1)	$35,593		$25,235		$136,302		$96,834
Capitalized interest	4,468		1,976		12,526		4,470

Total interest	40,061		27,211		148,828		101,304
EBITDA	$126,861		$74,894		$433,495		$300,485

Interest coverage ratio	3.17	x	2.75	x	2.91	x	2.97	x
EBITDA — adjusted	$127,078		$77,933		$439,464		$308,465

Interest coverage ratio — adjusted	3.17	x	2.86	x	2.95	x	3.04	x

Fixed Charge Coverage Ratio
Total interest (1)	$40,061		$27,211		$148,828		$101,304
Secured debt principal amortization	2,147		849		7,961		3,033
Preferred dividends	6,179		5,464		25,130		21,463

Total fixed charges	48,387		33,524		181,919		125,800
EBITDA	$126,861		$74,894		$433,495		$300,485

Fixed charge coverage ratio	2.62	x	2.23	x	2.38	x	2.39	x

EBITDA — adjusted	$127,078		$77,933		$439,464		$308,465

Fixed charge coverage ratio — adjusted	2.63	x	2.32	x	2.42	x	2.45	x

Notes: (1)	Depreciation and amortization and interest expense include depreciation and amortization and interest expense, respectively, from discontinued operations.

4Q07 Earnings Release	February 26, 2008

Funds Available For Distribution Reconciliation	Exhibit 14
(Amounts in 000’s except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income available to common stockholders	$42,768	$17,494	$116,272	$81,287
Depreciation and amortization (1)	40,081	25,645	149,626	97,564
Loss/(gain) on sales of properties	(11,662)	1,324	(14,437)	(1,267)
Minority interests	(8)	(2)	(10)	(2)
Gross straight-line rental income	(4,365)	(2,912)	(17,029)	(9,432)
Prepaid/straight-line rent receipts	6,678	4,285	17,469	20,561
Amortization related to above/(below) market leases, net	(136)	(60)	(792)	(60)
Amortization of deferred loan expenses	1,971	1,056	5,977	3,255
Cap Ex, tenant improvements, lease commissions	(1,763)	(21)	(4,292)	(21)

Funds available for distribution	73,564	46,809	252,784	191,885
One-time acquisition finder’s fees	0	0	1,750	0
Loss/(gain) on extinguishment of debt	(1,081)	0	(1,081)	0
Additional other income	(3,900)	0	(3,900)	0
Merger-related expenses	0	5,213	0	5,213
Prepaid/straight-line rent receipts	(6,678)	(4,285)	(17,469)	(20,561)

Funds available for distribution — normalized	$61,905	$47,737	$232,084	$176,537

Average common shares outstanding:
Basic	82,346	64,277	78,861	61,661
Diluted	82,784	64,687	79,409	62,045

Per share data:
Net income available to common stockholders
Basic	$0.52	$0.27	$1.47	$1.32
Diluted	0.52	0.27	1.46	1.31

Funds available for distribution
Basic	$0.89	$0.73	$3.21	$3.11
Diluted	0.89	0.72	3.18	3.09
Funds available for distribution — normalized
Basic	$0.75	$0.74	$2.94	$2.86
Diluted	0.75	0.74	2.92	2.85

FAD Payout Ratio
Dividends per common share (2)	$0.66	$0.64	$2.62	$2.54
FAD per diluted share	$0.89	$0.72	$3.18	$3.09

FAD payout ratio	74%	89%	82%	82%

FAD Payout Ratio — Normalized
Dividends per common share (2)	$0.66	$0.64	$2.62	$2.54
FAD per diluted share — normalized	$0.75	$0.74	$2.92	$2.85

FAD payout ratio — normalized	88%	86%	90%	89%

Notes:	(1)	Depreciation and amortization includes depreciation and amortization from discontinued operations.

	(2)	The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been excluded from 4Q06 and 2006 and included in 2007.

4Q07 Earnings Release	February 26, 2008

Funds From Operations Reconciliation	Exhibit 15
(Amounts in 000’s except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income available to common stockholders	$42,768	$17,494	$116,272	$81,287
Depreciation and amortization (1)	40,081	25,645	149,626	97,564
Loss/(gain) on sales of properties	(11,662)	1,324	(14,437)	(1,267)
Minority interests	(88)	(4)	(344)	(4)

Funds from operations	$71,099	$44,459	$251,117	$177,580
One-time acquisition finder’s fees	0	0	1,750	0
Loss/(gain) on extinguishment of debt	(1,081)	0	(1,081)	0
Additional other income	(3,900)	0	(3,900)	0
Merger-related expenses	0	5,213	0	5,213

Funds from operations — normalized	$66,118	$49,672	$247,886	$182,793

Average common shares outstanding:
Basic	82,346	64,277	78,861	61,661
Diluted	82,784	64,687	79,409	62,045

Per share data:
Net income available to common stockholders
Basic	$0.52	$0.27	$1.47	$1.32
Diluted	0.52	0.27	1.46	1.31

Funds from operations
Basic	$0.86	$0.69	$3.18	$2.88
Diluted	0.86	0.69	3.16	2.86

Funds from operations — normalized
Basic	$0.80	$0.77	$3.14	$2.96
Diluted	0.80	0.77	3.12	2.95

FFO Payout Ratio
Dividends per common share (2)	$0.66	$0.64	$2.62	$2.54
FFO per diluted share	$0.86	$0.69	$3.16	$2.86

FFO payout ratio	77%	93%	83%	89%

FFO Payout Ratio — Normalized
Dividends per share (2)	$0.66	$0.64	$2.62	$2.54
FFO per diluted share — normalized	$0.80	$0.77	$3.12	$2.95

FFO payout ratio — normalized	83%	83%	84%	86%
Notes:	(1)	Depreciation and amortization includes depreciation and amortization from discontinued operations.

	(2)	The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been excluded from 4Q06 and 2006 and included in 2007.

4Q07 Earnings Release	February 26, 2008

Outlook Reconciliations	Exhibit 16
(Amounts in 000’s except per share data)

	Year Ended
	December 31, 2008
	Low	High
FFO Reconciliation:
Net income available to common stockholders	$143,000	$152,000
Depreciation and amortization (1)	158,000	158,000

Funds from operations	$301,000	$310,000

Average common shares outstanding (diluted)	92,000	92,000

Per share data (diluted):
Net income available to common stockholders	$1.55	$1.65
Funds from operations	3.27	3.37

FAD Reconciliation:
Net income available to common stockholders	$143,000	$152,000
Depreciation and amortization (1)	158,000	158,000
Gross straight-line rental income	(22,500)	(22,500)
Amortization related to above/below market leases	(1,000)	(1,000)
Amortization of deferred loan expenses	7,250	7,250
Cap Ex, tenant improvements, lease commissions	(7,500)	(7,500)

Funds available for distribution	$277,250	$286,250

Average common shares outstanding (diluted)	92,000	92,000

Per share data (diluted):
Net income available to common stockholders	$1.55	$1.65
Funds available for distribution	3.01	3.11

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.